FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

•	Delivered second quarter 2017 GAAP ("reported") net sales of $1.2 billion

•	CHC Americas segment reported nets sales of $605 million compared to $630 million last year, lower by 4%; Adjusted net sales grew 3%, excluding $42 million from the U.S. VMS business in the prior year

•	Second quarter reported net loss of $70 million and reported diluted loss per share ("EPS") of $0.49

•	Delivered strong second quarter adjusted net income of $175 million and adjusted diluted EPS of $1.22

•	CHC International segment profit improvement plan continued to yield positive results with second quarter reported operating margin of 1.0% and adjusted operating margin of 14.6%

•
RX segment reported second quarter operating margin of 28.8%; the segment's extended topical strategy yielded strong adjusted operating margin of 46.5%, an improvement of 370 bps compared to the prior year

•	First half 2017 cash flow from operations was $285 million, or a robust $390 million excluding a tax payment of $74 million and restructuring payments of $31 million

•	Used enhanced balance sheet flexibility to repurchase approximately 812,000 shares for approximately $58 million in the second quarter

•	Reached an agreement to divest Israel Active Pharmaceutical Ingredient (API) business for $110 million in cash

Outlook:

•
The Company now expects calendar year 2017 reported diluted EPS to be in the range of $0.84 to $1.09. Given continued positive execution across all of our business segments, the Company raised its calendar year 2017 adjusted diluted EPS guidance to be in the range of $4.45 to $4.70. This adjusted diluted EPS guidance range includes the removal of approximately $0.05 second half expected contribution due to the sale of the API business.

Dublin, Ireland - August 10, 2017 - Perrigo Company plc (NYSE; TASE: PRGO) today announced results for the second quarter ended July 1, 2017.

Additional GAAP reported results: Reported net sales were lower in the Consumer Healthcare Americas (“CHCA”) and Consumer Healthcare International (“CHCI”) segments by 4% and 9%, respectively, due primarily to actions taken last year to sell non-profitable businesses. CHCA reported operating margin was 17.2%.

Perrigo CEO John T. Hendrickson commented, "We are very pleased with the performance across all segments this quarter, and these results demonstrate the Company’s continued positive execution in our businesses. Two key governing principles I have discussed over the past year for Perrigo are operational excellence and being action orientated. Operational excellence was once again visible in our results this quarter. Our CHCA segment delivered solid adjusted net sales growth of approximately 3% in both the second quarter and over the last twelve months. For the sixth consecutive quarter, adjusted operating margin in this business has remained above 20%. Our CHCI segment delivered an impressive 4% net sales growth in the quarter, on a constant currency basis and excluding the exited distribution businesses. RX adjusted operating margin was a solid 47%, 370 bps higher than the prior year. Finally, our durable business model and efficient supply chain delivered strong cash flow through the first half of the year.

The second principle, being action oriented, was evidenced by the following actions this quarter: 1) execution of our cost optimization program, which is on track to deliver annual cost savings of greater than $130 million by the middle of 2018; 2) advancement of our debt pay down strategy by concluding the $1.4 billion tender offer during the quarter, which provides greater optionality and flexibility to utilize our improved balance sheet as demonstrated by the $58 million of share repurchases; and 3) continued refinement of our portfolio through the announced sale of the Israel API business and the Russia CHC International business. We continue to capitalize on our unique business model and are focused on providing Quality Affordable Healthcare Products® to customers, patients and families around the globe."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Second Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	7/1/2017	7/2/2016	% change	% Change
Reported Net Sales	$1,238	$1,341	(8)%
Reported Net (Loss)	$(70)	$(534)	(87)%
Reported Diluted (Loss) per Share	$(0.49)	$(3.73)	(87)%
Reported Diluted Shares	143.3	143.2	—%

Adjusted Net Sales(1)	N/A	$1,297	(5)%	(3)%
Adjusted Net Income	$175	$185	(5)%
Adjusted Diluted Earnings per Share	$1.22	$1.29	(5)%
Adjusted Diluted Shares	143.6	143.6	—%

(1)	Second quarter 2016 net sales have been adjusted to exclude approximately $44 million of sales attributable to divested businesses, primarily the U.S. Vitamins Minerals and Supplements (VMS) business.

Reported net sales for the second quarter of 2017 were $1.2 billion, which included discontinued products of $10 million and new product sales of $38 million. Adjusted net sales grew 2% compared to the prior year excluding: 1) net sales from the VMS business of $42 million, which was sold in the third quarter of 2016, 2) net sales from the European distribution businesses of $39 million, which the Company exited in 2016, 3) lower year-over-year net sales of $26 million from Entocort® and, 4) unfavorable foreign currency movements of $16 million.

Reported net loss was $70 million, or $0.49 per share versus a net loss of $534 million, or $3.73 per diluted share, in the prior year. Excluding charges as outlined in Table I at the end of this release, second quarter 2017 adjusted net income was $175 million, or $1.22 per diluted share, versus adjusted net income of $185 million, or $1.29 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas (CHCA) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	7/1/2017	7/2/2016	% change	% Change
Reported Net Sales	$605	$630	(4)%
Reported Gross Profit	$204	$220	(7)%
Reported Gross Margin	33.7%	34.9%	(120) bps
Reported Operating Income	$104	$117	(11)%
Reported Operating Margin	17.2%	18.5%	(130) bps

Adjusted Net Sales(1)	N/A	$588	3%	3%
Adjusted Gross Profit	$216	$226	(5)%
Adjusted Gross Margin(2)	35.7%	38.5%	(280) bps
Adjusted Operating Income	$127	$139	(9)%
Adjusted Operating Margin(2)	21.0%	23.6%	(260) bps

(1)	Second quarter 2016 net sales have been adjusted to exclude approximately $42 million of sales attributable to the VMS business, which was sold in the third quarter 2016.
(2)    Second quarter 2016 adjusted gross margin and operating margin use adjusted net sales as the denominator.

CHCA second quarter reported net sales were $605 million compared to $630 million last year. Excluding $42 million from VMS in the prior year, adjusted net sales grew 3%. This increase was driven by higher sales in the smoking cessation and dermatologic categories and stronger performance in our Mexico business compared to the prior year. New product sales of $13 million were led by continued strong net sales of the store brand version of Flonase®, which launched mid-quarter last year. These positive drivers were partially offset by lower sales primarily in the animal health, analgesics and cough and cold categories, along with discontinued products of $3 million.

The CHCA segment achieved second quarter reported gross profit margin of 33.7% and adjusted gross profit margin of 35.7%. Sell through of higher margin products in the prior year and year-over-year price erosion in certain categories were partially offset by positive contributions from supply chain and manufacturing efficiencies versus last year.

Reported operating margin was 17.2% and adjusted operating margin was 21.0%, which was lower compared to the prior year due to lower gross margin flow through.

Consumer Healthcare International (CHCI) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY		Constant Currency
	7/1/2017	7/2/2016	% change		% Change
Reported Net Sales	$377	$416	(9)%		(6)%
Reported Gross Profit	$174	$188	(7)%
Reported Gross Margin	46.2%	45.1%	110 bps
Reported Operating Income (Loss)	$4	$1	547%
Reported Operating Margin	1.0%	0.1%	90	bps

Adjusted Gross Profit	$195	$205	(5)%
Adjusted Gross Margin	51.7%	49.4%	230	bps
Adjusted Operating Income	$55	$57	(3)%
Adjusted Operating Margin	14.6%	13.6%	100	bps

Reported net sales decreased 9% compared to the second quarter of 2016. Net sales grew approximately 4% excluding $39 million from the exited unprofitable European distribution businesses and unfavorable foreign currency movements of $16 million. This increase was driven by new product sales of $19 million and higher net sales in the allergy, analgesic and cough and cold categories.

Second quarter reported gross margin was 46.2%, an increase of 110 bps over the previous year. Adjusted gross margin was 51.7%, an increase of approximately 230 bps over the previous year as the Company exited the unprofitable distribution businesses.

Reported operating margin was 1.0% compared to 0.1% in the previous year. Adjusted operating margin was 14.6%, which included higher advertising and promotional investments as a percentage to net sales compared to the prior year and lower operating expenses as a result of cost improvement initiatives.

Prescription Pharmaceuticals (RX) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	7/1/2017	7/2/2016	% change	% Change
Reported Net Sales	$240	$277	(13)%	(13)%
Reported Gross Profit	$119	$131	(9)%
Reported Gross Margin	49.6%	47.5%	210 bps
Reported Operating Income	$69	$93	(25)%
Reported Operating Margin	28.8%	33.5%	(470) bps

Adjusted Gross Profit	$141	$157	(10)%
Adjusted Gross Margin	58.8%	56.8%	200 bps
Adjusted Operating Income	$112	$119	(6)%
Adjusted Operating Margin	46.5%	42.8%	370 bps

Reported net sales in the second quarter were $240 million, a 13% decrease compared to last year due primarily to lower year-over-year Entocort® net sales of $26 million and lower sales of other existing products of $14 million, due primarily to price erosion, both of which were consistent with our expectations. Partially offsetting these declines were higher sales volumes of other existing products and new product sales of $6 million.

Adjusted gross margin was 58.8%, 200 bps higher than the prior year as sales of higher margin products and a reduced level of floor stock adjustments compared to the prior year more than offset Entocort® competition and price erosion.

Reported operating margin was 28.8%. Adjusted operating margin was 46.5%, 370 bps higher than the prior year due primarily to gross margin flow through, the restructuring of the specialty pharma sales force and timing of R&D investments. Adjusted operating income grew by 21%, or $19 million, excluding the effect of Entocort®.

Guidance

The Company now expects calendar year 2017 reported diluted EPS to be in the range of $0.84 to $1.09. Given continued positive execution across all of our business segments, the Company raised its calendar year 2017 adjusted diluted EPS guidance to be in the range of $4.45 to $4.70. This adjusted diluted EPS guidance range includes the removal of approximately $0.05 second half expected contribution due to the sale of the API business.

Conference Call

The Company will host a conference call at 8:00 a.m. ET (5:00 a.m. PT), August 10, 2017. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #58567537. A taped replay of the call will be available beginning at approximately 12:00 p.m. (ET) Thursday, August 10, until midnight Sunday, August 20, 2017. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 58567537.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world's largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; the Company’s ability to achieve its guidance; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives.  In addition, the Company may identify and be unable to remediate one or more material weaknesses in its internal control over financial reporting. Furthermore, the Company and/or its subsidiaries may incur additional tax liabilities in respect of 2016 and prior years as a result of any restatement or may be found to have breached certain provisions of Irish company legislation in respect of prior financial statements and if so may incur additional expenses and penalties. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2016, as well as the Company's subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the European distribution businesses, Entocort® and, adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, and adjusted diluted shares within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted earnings per share, are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, the European distribution businesses and Entocort® in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contacts

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$1,237.9	$1,340.5	$2,431.9	$2,687.8
Cost of sales	733.3	794.0	1,463.0	1,608.2
Gross profit	504.6	546.5	968.9	1,079.6

Operating expenses
Distribution	21.6	22.5	42.7	44.3
Research and development	42.6	47.0	82.3	92.2
Selling	155.6	171.6	310.6	352.4
Administration	98.2	104.3	203.6	211.8
Impairment charges	27.4	10.5	39.6	414.4
Restructuring	12.1	5.8	50.8	11.3
Other operating income	(1.7)	—	(38.0)	—
Total operating expenses	355.8	361.7	691.6	1,126.4

Operating income (loss)	148.8	184.8	277.3	(46.8)

Change in financial assets	38.7	910.8	21.6	1,115.3
Interest expense, net	45.1	57.4	98.4	108.6
Other expense, net	6.1	28.8	2.5	31.3
Loss on extinguishment of debt	135.2	—	135.2	0.4
Income (loss) before income taxes	(76.3)	(812.2)	19.6	(1,302.4)
Income tax expense (benefit)	(6.7)	(277.9)	17.6	(238.9)
Net income (loss)	$(69.6)	$(534.3)	$2.0	$(1,063.5)

Earnings (loss) per share
Basic	$(0.49)	$(3.73)	$0.01	$(7.43)
Diluted	$(0.49)	$(3.73)	$0.01	$(7.43)

Weighted-average shares outstanding
Basic	143.3	143.2	143.3	143.2
Diluted	143.3	143.2	143.6	143.2

Dividends declared per share	$0.160	$0.145	$0.320	$0.290

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	July 1, 2017	December 31, 2016
Assets
Cash and cash equivalents	$760.8	$622.3
Accounts receivable, net of allowance for doubtful accounts of $5.3 million and $6.3 million, respectively	1,065.9	1,176.0
Inventories	818.1	795.0
Prepaid expenses and other current assets	176.5	212.0
Total current assets	2,821.3	2,805.3
Property, plant and equipment, net	876.9	870.1
Financial asset	—	2,350.0
Goodwill and other indefinite-lived intangible assets	4,253.0	4,163.9
Other intangible assets, net	3,373.4	3,396.8
Non-current deferred income taxes	31.7	72.1
Other non-current assets	435.9	211.9
Total non-current assets	8,970.9	11,064.8
Total assets	$11,792.2	$13,870.1
Liabilities and Shareholders’ Equity
Accounts payable	$480.8	$471.7
Payroll and related taxes	131.0	115.8
Accrued customer programs	370.2	380.3
Accrued liabilities	240.8	263.3
Accrued income taxes	—	32.4
Current indebtedness	406.9	572.8
Total current liabilities	1,629.7	1,836.3
Long-term debt, less current portion	3,267.9	5,224.5
Non-current deferred income taxes	368.4	389.9
Other non-current liabilities	445.0	461.8
Total non-current liabilities	4,081.3	6,076.2
Total liabilities	5,711.0	7,912.5
Commitments and contingencies - Note 14
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	8,044.7	8,135.0
Accumulated other comprehensive income (loss)	130.5	(81.8)
Retained earnings (accumulated deficit)	(2,094.0)	(2,095.1)
Total controlling interest	6,081.2	5,958.1
Noncontrolling interest	—	(0.5)
Total shareholders’ equity	6,081.2	5,957.6
Total liabilities and shareholders' equity	$11,792.2	$13,870.1

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding	142.6	143.4

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	July 1, 2017	July 2, 2016
Cash Flows From (For) Operating Activities
Net income (loss)	$2.0	$(1,063.5)
Adjustments to derive cash flows
Depreciation and amortization	220.8	223.7
Share-based compensation	14.8	9.6
Impairment charges	39.6	414.4
Change in financial assets	21.6	1,115.3
Loss on extinguishment of debt	135.2	0.4
Restructuring charges	50.8	11.3
Deferred income taxes	(8.1)	(322.8)
Amortization of debt discount (premium)	(11.8)	(16.2)
Other non-cash adjustments	(20.6)	28.1
Subtotal	444.3	400.3
Increase (decrease) in cash due to:
Accounts receivable	51.8	41.2
Inventories	(4.6)	4.7
Accounts payable	(6.0)	(47.0)
Payroll and related taxes	(37.9)	(39.2)
Accrued customer programs	(13.8)	(44.2)
Accrued liabilities	(49.4)	(53.9)
Accrued income taxes	(85.8)	(2.8)
Other	(13.3)	(29.4)
Subtotal	(159.0)	(170.6)
Net cash from operating activities	285.3	229.7
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	85.7	169.9
Acquisitions of businesses, net of cash acquired	—	(419.7)
Additions to property and equipment	(37.2)	(57.1)
Net proceeds from sale of business and other assets	37.2	—
Proceeds from sale of the Tysabri® royalty stream	2,200.0	—
Other investing	(3.7)	(1.0)
Net cash from (for) investing activities	2,282.0	(307.9)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	1,190.3
Payments on long-term debt	(2,229.1)	(28.7)
Borrowings (repayments) of revolving credit agreements and other financing, net	—	(803.9)
Deferred financing fees	(4.0)	(2.4)
Premium on early debt retirement	(116.1)	—
Issuance of ordinary shares	0.2	3.5
Repurchase of ordinary shares	(58.2)	—
Cash dividends	(46.0)	(41.6)
Other financing	4.7	(11.7)
Net cash from (for) financing activities	(2,448.5)	305.5
Effect of exchange rate changes on cash and cash equivalents	19.7	(3.3)
Net increase in cash and cash equivalents	138.5	224.0
Cash and cash equivalents, beginning of period	622.3	417.8
Cash and cash equivalents, end of period	$760.8	$641.8

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 1, 2017
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,237.9	$(69.6)	$(0.49)
Adjustments:
Loss on early debt extinguishment		$135.2	$0.94
Amortization expense related primarily to acquired intangible assets		88.7	0.63
Change in financial assets		38.7	0.27
Impairment charges		27.4	0.19
Restructuring charges		12.1	0.08
Loss on hedges related to the extinguishment of debt		5.9	0.04
Gain on divestitures		(0.9)	(0.01)
Unusual litigation		(8.8)	(0.06)
Acquisition charges and contingent consideration adjustments		(0.6)	—
Non-GAAP tax adjustments**		(52.9)	(0.37)
Adjusted		$175.2	$1.22

Diluted weighted average shares outstanding
Reported			143.3
Effect of dilution as reported amount was a loss, while adjusted amount was income*			0.3
Adjusted			143.6

*In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
** The non-GAAP tax adjustment includes the following: (1) $(41.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $(44.3) million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (3) $38.1 net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (4) $(5.6) million of tax adjustments related to the divestiture of the Tysabri® royalty stream.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 2, 2016
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,340.5	$(534.3)	$(3.73)
Adjustments:
Change in financial assets	$—	$910.8	$6.36
Amortization expense primarily related to acquired intangible assets	—	90.6	0.63
Impairment charges	—	34.6	0.24
Restructuring charges	—	5.8	0.04
Acquisition and integration-related expense	—	3.4	0.02
Operating results attributable to held-for-sale businesses*	(43.5)	2.2	0.02
Losses from equity method investments	—	1.8	0.01
Non-GAAP tax adjustments***	—	(329.7)	(2.30)
Adjusted	$1,297.0	$185.2	$1.29

Diluted weighted average shares outstanding
Reported			143.2
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.4
Adjusted			143.6

*Held-for-sale businesses include the U.S. VMS business, European sports brand, and India API business.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
*** The non-GAAP tax adjustment includes the following: (1) $(124.8) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; and (2) $(204.9) million of tax effects on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	July 1, 2017			July 2, 2016
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$604.9	$203.8	$104.2	$629.9	$220.0	$116.8
Adjustments:
Amortization expense related primarily to acquired intangible assets		$12.1	$17.0	$—	$12.5	$17.6
Impairment charges		—	4.1	—	—	6.2
Operating results attributable to held-for-sale business*		—	—	(42.1)	(7.2)	(3.1)
Restructuring charges		—	4.3	—	—	0.3
Acquisition charges and contingent consideration adjustments		—	(2.6)	—	1.0	1.0
Adjusted		$215.9	$127.0	$587.8	$226.3	$138.8
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		35.7%	21.0%		38.5%	23.6%

*Held-for-sale business was the U.S. VMS business, which was sold in Q3 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	July 1, 2017			July 2, 2016
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$376.5	$174.0	$3.9	$415.9	$187.6	$0.6
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.8	$48.9	$—	$17.1	$46.6
Impairment charges		—	3.7	—	—	—
Unusual litigation		—	(8.8)	—	—	—
Operating results attributable to held-for-sale business*		—	—	(0.1)	0.7	4.8
Restructuring charges		—	6.6	—	—	4.8
Acquisition charges and contingent consideration adjustments		—	0.6	—	—	(0.2)
Adjusted		$194.8	$54.9	$415.8	$205.4	$56.6
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		51.7%	14.6%		49.4%	13.6%

*Held-for-sale business is the European sports brand, which was sold in Q4 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	July 1, 2017			July 2, 2016
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$240.4	$119.1	$69.3	$276.9	$131.4	$92.6
Adjustments:
Amortization expense related primarily to acquired intangible assets		$22.3	$22.4		$26.0	$25.9
Gain on divestitures		—	(1.1)		—	—
Restructuring charges		—	0.2		—	—
Impairment charges		—	19.6		—	—
Acquisition charges and contingent consideration adjustments		—	1.4		—	—
Adjusted		$141.4	$111.8		$157.4	$118.5
As a % of net sales		58.8%	46.5%		56.8%	42.8%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	April 1, 2017			April 2, 2016
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$582.8	$188.4	$75.0	$639.1	$196.0	$100.6
Adjustments:
Amortization expense related primarily to acquired intangible assets		$12.4	$17.1	$—	$12.8	$18.1
Impairment charges		—	—	—	—	—
Operating results attributable to held-for-sale business*		—	—	(47.1)	(7.0)	(2.5)
Restructuring charges		—	23.7	—	—	1.5
Acquisition and integration-related charges		—	1.7	—	2.8	3.0
Adjusted		$200.8	$117.5	$592.0	$204.6	$120.7
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		34.5%	20.2%		34.6%	20.4%

*Held-for-sale business was the U.S. VMS business, which was sold in Q3 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Three Months Ended
	October 1, 2016			September 26, 2015
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$611.2	$199.2	$99.0	$608.3	$211.6	$116.2
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$12.5	$17.6		$12.8	$18.0
Impairment charges	—	—	3.7		—	—
Operating results attributable to held-for-sale business*	(21.0)	(3.4)	(0.1)		—	—
Restructuring charges	—	—	3.9		—	1.9
Acquisition and integration-related charges	—	0.8	1.1		—	(0.5)
Adjusted	$590.2	$209.1	$125.2		$224.4	$135.6
As a % of adjusted net sales (2016) / As a % of reported net sales (2015)		35.4%	21.2%		36.9%	22.3%

For Comparative Purposes**
Reported				$608.3
Operating results attributable to held-for-sale business**				(40.9)
Adjusted				$567.4

*Held-for-sale business was the U.S. VMS business, which was sold in Q3 2016.
**Q3 2015 net sales adjustment is made for comparison purposes only and does not change any other prior year financial information or metrics since the U.S. VMS business was not held-for-sale in 2015. Q3 2015 gross margin and operating margin use reported net sales as the denominator.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$626.8	$210.0	$83.3	$643.2	$206.2	$92.8
Adjustments:
Amortization expense related primarily to acquired intangible assets		$12.6	$17.7		$12.2	$17.9
Unusual litigation		—	10.2		—	0.3
Impairment charges		—	27.1		—	1.5
Restructuring charges		—	(0.1)		—	12.8
Acquisition and integration-related charges		—	1.2		—	—
Adjusted		$222.6	$139.4		$218.4	$125.3
As a % of net sales		35.5%	22.2%		34.0%	19.5%

For Comparative Purposes*
Reported				$643.2
Operating results attributable to held-for-sale businesses*				(44.3)
Adjusted				$598.9

*Q4 2015 net sales adjustment made for comparison purposes only and does not change any other prior year financial information or metrics since the U.S. VMS business was not held-for-sale in 2015. Q4 2015 gross margin and operating margin use reported net sales as the denominator.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	July 1, 2017	July 2, 2016	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,237.9	$1,297.0	(5)%	2%	(3)%
CHCA*	604.9	587.8	3%	—%	3%
CHCI	376.5	415.8	(9)%	3%	(6)%
RX	240.4	276.9	(13)%	—%	(13)%

CHCI	$376.5	$415.8
Less: Belgium distribution net sales	—	(38.6)
	$376.5	$377.2	—%	4%	4%

*2016 net sales are adjusted to exclude sales attributable to held-for-sale businesses. See Tables I and II for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2017 GUIDANCE
(unaudited)
		Full Year
		2017 EPS Guidance
	Reported	$.84 - $1.09
	Amortization expense related primarily to acquired intangible assets	2.48
	Loss on early debt extinguishment	0.94
	Restructuring charges	0.39
	Impairment charges	0.28
	Change in financial assets	0.15
	Loss on hedges related to the extinguishment of debt	0.04
	Operating results attributable to held-for-sale business(1)	0.01
	Unusual litigation	(0.06)
	Israel API business	(0.08)
	Acquisition charges and contingent consideration adjustments	(0.10)
	Gain on divestitures	(0.16)
	Tax effect of non-GAAP adjustments(2)	(0.28)
	Adjusted	$4.45 - $4.70

(1)	Held-for-sale business includes the India API business.
(2)
Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items in the first six months of the year.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales, and Fx
Q2 2017 consolidated reported net sales	$1,237.9

Q2 2016 consolidated adjusted net sales	$1,297.0
Less: Fx	(16.0)
Less: Belgium distribution net sales	(38.6)
Less: Entocort® net sales	(26.4)
Q2 2016 consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® and Fx	$1,216.0

Total change	2%

CHCI adjusted net sales excluding Belgium distribution net sales and Fx
Q2 2017 CHCI reported net sales	$376.5

Q2 2016 CHCI reported net sales	$415.9
Less: Fx	(16.3)
Less: Belgium Distribution net sales	(38.6)
Q2 2016 CHCI net sales excluding Belgium distribution net sales and Fx	$361.0

Total change	4%

TABLE V (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)
	Three Months Ended
	July 1, 2017	July 2, 2016
RX reported net sales	$240.4	$276.9
Less: Entocort® sales	(4.0)	(30.4)
RX net sales excluding Entocort®	$236.4	$246.5

RX adjusted operating income	$111.8	$118.5
Entocort®:
Reported Entocort® operating income	$2.7	$28.6
Add back: amortization expense	0.5	0.5
Adjusted operating income attributable to Entocort®	3.2	29.1
RX adjusted operating income less contribution from Entocort®	$108.6	$89.4
RX operating margin excluding Entocort®	45.9%	36.3%

RX operating income growth excluding Entocort®	$19.2
RX operating income percent growth excluding Entocort®	21%

	Six Months Ended
	July 1, 2017
	Consolidated
Operating cash flow	$285.3
Less: Tax payment	74.2
Less: Restructuring payments	30.7
	$390.2
Adjusted net income	$175.2
Cash conversion ratio	120%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

CHCA adjusted net sales growth over the past twelve months

Three months ended	Net sales	Three months ended	Net sales	Total change
October 1, 2016*	$590.2	September 26, 2015*	$567.4	4%
December 31, 2016	626.8	December 31, 2015*	598.9	5%
April 1, 2017	582.8	April 2, 2016*	592.0	(2)%
July 1, 2017	604.9	July 2, 2016*	587.8	3%
	$2,404.7		$2,346.1	3%

*Net sales are adjusted to exclude sales attributable to held-for-sale businesses. See Table II for non-GAAP reconciliations.

TABLE VI (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	July 1, 2017	July 2, 2016	Total Change
Consolidated adjusted EPS	$1.22	$1.29	(5)%
Consolidated adjusted net income	175.2	185.2	(5)%
Consolidated adjusted diluted shares	143.6	143.6	—%

Adjusted operating income
CHCA	$127.0	$138.8	(9)%
CHCI	54.9	56.6	(3)%
RX	111.8	118.5	(6)%

Adjusted operating margin
CHCA	21.0%	23.6%	(260) bps
CHCI	14.6%	13.6%	100 bps
RX	46.5%	42.8%	370 bps

Adjusted gross profit
CHCA	$215.9	$226.3	(5)%
CHCI	194.8	205.4	(5)%
RX	141.4	157.4	(10)%

Adjusted gross margin
CHCA	35.7%	38.5%	(280) bps
CHCI	51.7%	49.4%	230 bps
RX	58.8%	56.8%	200 bps